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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               -------------------

                                   GenTek Inc.
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             (Exact name of registrant as specified in its charter)

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
                Delaware                               02-0505547
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

Liberty Lane, Hampton, New Hampshire                      03842
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(Address of principal executive offices)               (Zip Code)

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Securities to be registered pursuant to Section 12(b) of the Act:  None.

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
333-94297

Securities to be registered pursuant to Section 12(g) of the Act:

                         Rights to Purchase Common Stock
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                                (Title of class)




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Item 1.    Description of Registrant's Securities
           to be Registered

           Rights to Purchase Common Stock

           The description of the Registrant's Rights to Purchase Common Stock is incorporated by reference to the information appearing under "The Rights Offering" in the Registrant's Prospectus, which forms a part of Registrant's Registration Statement on Form S-1 (File No. 333-94297) originally filed with the SEC on January 10, 2000 and amended by Amendment No. 1, filed with the SEC on January 19, 2000, and Amendment No. 2, filed with the SEC on January 25, 2000.

Item 2.    Exhibits

           1. Form of Subscription Warrant to Subscribe for Shares of GenTek Inc. Common Stock. Incorporated by reference to Exhibit No. 4.1 to the Registrant's Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-94297) filed with the SEC on
                 January 19, 2000.


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                                   SIGNATURES

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 26, 2000

                                     GENTEK INC.


                                     By: /s/ Todd M. DuChene
                                        ----------------------------------------
                                         Name: Todd M. DuChene
                                         Title: Secretary